Exhibit 99.(11)

ROPES & GRAY LLP
PRUDENTIAL TOWER
800 BOYLSTON STREET
BOSTON, MA 02199-3600
WWW.ROPESGRAY.COM

June 29, 2026

PGIM ETF Trust

655 Broad Street

Newark, New Jersey 07102

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form N-14 (the “Registration Statement”) being filed on or about the date hereof by PGIM ETF Trust (the “Trust”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed acquisition by PGIM Jennison Focused Value ETF, a series of the Trust (the “Acquiring Fund”), of all the assets of PGIM Jennison Focused Value Fund, a series of The Prudential Investment Portfolios, Inc. (the “Acquired Fund”), the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund and the issuance of shares of beneficial interest of the Acquiring Fund (the “Shares”) in connection therewith, all in accordance with the terms of the Plan of Reorganization to be entered into by the Trust, on behalf of the Acquiring Fund, and The Prudential Investment Portfolios, Inc., on behalf of the Acquired Fund, (the “Plan of Reorganization”), in substantially the form included as Exhibit A to the information statement/prospectus that is part of the Registration Statement.

We are familiar with the actions taken by the Trustees of the Trust to authorize the issuance of Shares. In connection with this opinion, we have examined the form of Plan of Reorganization. We have also examined such certificates, documents, and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinion set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Trust, public officials, and other appropriate persons.

We have assumed, for the purposes of this opinion, that, prior to the date of the issuance of the Shares, the Plan of Reorganization will have been duly executed and delivered by each party thereto in the form included as Exhibit A to the information statement/prospectus that is part of the Registration Statement and will constitute a legal, valid, and binding obligation of the Trust, on behalf of the Acquiring Fund.

In rendering the opinion expressed herein, we have, with your approval, relied solely on the opinion, dated the date hereof, of Morris, Nichols, Arsht & Tunnell LLP (“Morris Nichols”) insofar as our opinion relates to the laws of the State of Delaware (subject to all of the assumptions and qualifications to which the Morris Nichols opinion is subject), and we have made no independent examination of the laws of that jurisdiction. We are providing a copy of the Morris Nichols opinion together with this opinion.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued and delivered to shareholders of the Acquired Fund pursuant to the terms of the Plan of Reorganization have been duly authorized for issuance and, upon issuance, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm as legal counsel for the Trust in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP

Morris, Nichols, Arsht & Tunnell llp

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899-1347

(302) 658-9200

(302) 658-3989 FAX

June 29, 2026

PGIM ETF Trust

655 Broad Street

Newark, New Jersey 07102

Re:      PGIM Jennison Focused Value ETF

Ladies and Gentlemen:

We have acted as special Delaware counsel to PGIM ETF Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of shares of beneficial interest (the “Shares”) of PGIM Jennison Focused Value ETF, a Series of the Trust (the “Acquiring Fund”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument (as defined below).

We understand that, pursuant to an Agreement and Plan of Reorganization (the “Plan”) to be entered into by the Trust, on behalf of the Acquiring Fund, and The Prudential Investment Portfolios, Inc. (“Prudential Investment”), on behalf of PGIM Jennison Focused Value Fund, a series of Prudential Investment (the “Acquired Fund”), and subject to the conditions set forth therein, the Shares will be distributed to the shareholders of the Acquired Fund in connection with the liquidation and termination of the Acquired Fund.

PGIM ETF Trust

June 29, 2026

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Plan; the Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about the date hereof, to which the Plan is attached as an exhibit (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on October 23, 2017 (the “Certificate”); the Agreement and Declaration of Trust of the Trust dated as of October 23, 2017 (the “Governing Instrument”); the By-Laws of the Trust adopted as of October 23, 2017 (the “By-laws”); resolutions adopted at a meeting of the Trustees of the Trust held on June 10, 2026 relating to the approval and authorization of the Plan by the Trustees of the Trust (the “Authorizing Resolutions” and collectively with the Registration Statement, the Governing Instrument and the By-laws, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing, as applicable, of the Acquiring Fund and each other person or entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization (other than the Trust); (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and the Plan, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Plan (including any required approval of the Plan by the requisite vote of the shareholders of the Acquired Fund) and compliance with all other terms, conditions and restrictions set forth in the Plan and the Governing Documents in connection with the issuance of Shares under the Plan; (iv) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (v) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of the Shares pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Trust under Sections 2 or 3 of Article VIII of the Governing Instrument; (vi) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of the Shares pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Acquiring Fund under Section 6 of Article III or Sections 2 or 3 of Article VIII of the Governing Instrument; (vii) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (viii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; and (ix) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no documents, facts or circumstances that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust, the Acquiring Fund or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Shares to be issued and delivered to shareholders of the Acquired Fund pursuant to the terms of the Plan, have been duly authorized for issuance and, upon issuance, will be validly issued, fully paid and non-assessable.

PGIM ETF Trust

June 29, 2026

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent; provided, that this opinion may be relied upon by the law firm of Ropes & Gray LLP as to matters of Delaware law in connection with its opinion to the Trust in connection with the matters set forth herein.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Harris

David A. Harris